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                                                                   EXHIBIT 2.1.2

                                SECOND AMENDMENT
                                       TO
                           PURCHASE AND SALE AGREEMENT


          This Second Amendment to Purchase and Sale Agreement (this "Second Amendment"), dated as of January 1, 1995, is by and among Public Service Company of New Mexico, a New Mexico corporation ("PNM"), Sunterra Gas Gathering Company, a New Mexico corporation and a wholly-owned subsidiary of PNM ("Gathering Company") and Sunterra Gas Processing Company, a New Mexico corporation and a wholly owned subsidiary of PNM ("Processing Company") (collectively "Sellers" and individual "Seller"), and Williams Gas Processing - Blanco Inc., a Delaware corporation ("Buyer").

                                    RECITALS

          WHEREAS, Sellers and Buyer have entered into a Purchase and Sale Agreement (the "Purchase and Sale Agreement") dated as of February 12, 1994 regarding the sale by PNM, Gathering Company and Processing Company of the PNM Property, the Gathering Property and the Processing Property (each as defined in the Purchase and Sale Agreement), respectively, to Buyer; and

          WHEREAS, Sellers and Buyer have entered into a First Amendment to Purchase and Sale Agreement dated as of January 1, 1995 (the "First Amendment"); and

          WHEREAS, Sellers and Buyer desire to further amend the Purchase and Sale Agreement to address certain operational issues;

          NOW, THEREFORE, in consideration of the premises and other valuable consideration, the parties agree as follows:

          1.   On Schedule 1.01(d)(i) to the Purchase and Sale Agreement,
     part IV, "Lybrook Plant Facilities", item number 3 shall be deleted and replaced by the following:

          "3. The 12" Lybrook Plant by-pass line from the downstream flange of the block valve at the 16" outlet line of the Dogie Canyon Mainline liquid receiver to the Lybrook-Star Lake Mainline."

          2. The deadline for completion of Exhibits B, C, D, E and F to the Easement Agreement, which is attached to the Purchase and Sale Agreement as Exhibit A, shall be extended until September 27, 1994.

          3. Except as amended and supplemented by the First Amendment, this Second Amendment, and that certain Termination Agreement between Sellers and


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     Buyer dated April 21, 1994, the Purchase and Sale Agreement remains in full force and effect.

          4. THIS SECOND AMENDMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW MEXICO, WITHOUT REGARD TO THE CONFLICTS OF LAWS
     PROVISIONS THEREOF. The arbitration provisions in Section 14.08 of the Purchase and Sale Agreement are hereby adopted and incorporated in this Second Amendment by reference.

          5. No party hereto shall assign this Second Amendment or any part thereof without the prior written consent of the other parties.

          6. This Second Amendment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same agreement.

          EXECUTED on the dates set forth below each party's signature but effective for all purposes as of the date first above written.

                         SELLERS:

                              PUBLIC SERVICE COMPANY OF NEW MEXICO

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                    --------------------------------------------
                              Date:
                                    --------------------------------------------


                              SUNTERRA GAS GATHERING COMPANY


                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                    --------------------------------------------
                              Date:
                                    --------------------------------------------


                              SUNTERRA GAS PROCESSING COMPANY

                              By:
                                  ----------------------------------------------


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                              Name:
                                    --------------------------------------------
                              Title:
                                    --------------------------------------------
                              Date:
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                            BUYER:

                              WILLIAMS GAS PROCESSING - BLANCO, INC.

                              By:
                                  ----------------------------------------------
                              Name:
                                    --------------------------------------------
                              Title:
                                    --------------------------------------------
                              Date:
                                    --------------------------------------------


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